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                                                                     EXHIBIT 4.4

                                  POPULAR, INC.
                             2001 STOCK OPTION PLAN

                             EFFECTIVE MARCH 7, 2001
                            AS AMENDED APRIL 23, 2001

SECTION 1.        INTRODUCTION

         1.1      PURPOSE

                  The purpose of the Popular, Inc. 2001 Stock Option Plan (the "Plan") is to provide Popular, Inc. (the "Corporation") and its subsidiaries (the "Subsidiary") with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and directors who provide services to the Corporation and the Subsidiary. The Plan is expected to contribute to the attainment of these objectives by offering selected employees and directors the opportunity to acquire stock ownership interests in the Corporation.

         1.2      CONSIDERATION TO CORPORATION FOR ISSUANCE OF OPTIONS:
AGREEMENTS BY EMPLOYEES.

                  Each Employee by signing and accepting an Option Contract will, if the Committee so requires, agree to remain employed by the Corporation or a Subsidiary for a specified period of time, and the consideration to the Corporation for the issuance of Options will be any such employment agreements as well as the benefits to the Corporation or the Subsidiary from the added incentive to the Employee of increased proprietorship in the Corporation. Nothing in the Plan or in any Option Contract shall confer on any individual any right to continue employed by the Corporation or any Subsidiary or limit the right of the Corporation or of any Subsidiary to terminate Employment of an Employee at any time, with or without cause.

         1.3      PLAN SUBJECT TO RATIFICATION BY SHAREHOLDERS.

                  The Plan shall become effective upon adoption by the Board of Directors, provided that the Plan is approved, within one year following its adoption by the Board of Directors, by a vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at a duly held shareholders' meeting. No Option under the Plan may be granted more than 10 years after the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Corporation, without further approval by the shareholders of the Corporation.


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         1.4      LIMITATIONS ON NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

                  Subject to the following provisions of this Section 1.4, the aggregate number of shares of Common Stock which may be issued under the Plan shall be limited to 5,000,000 shares. The shares of Common Stock for which Options may be granted may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Corporation. The total number of shares subject to Options authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of
Section 3.2 hereof or any amendment adopted as provided in Section 4.2 hereof. If any Option granted under the Plan is forfeited or otherwise expires, terminates or is cancelled for any reason without having been exercised in full, shares of Common Stock are surrendered or withheld from any Option to satisfy an Optionee's income tax withholding obligations, or shares of Common Stock owned by an Optionee are tendered to pay the exercise price of an Option, then the shares covered by such forfeited, expired, terminated or cancelled Option or which are equal to the number of shares surrendered, withheld or tendered, shall again become available for purposes of the Plan.

         1.5      DEFINITIONS.

                  The following terms shall have the meanings set forth below:

                  (a) Board or Board of Directors. The Board of Directors of the Corporation.

                  (b) Committee. The compensation committee or such other committee or committees as may be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 4.2 hereof. At any time the Plan is being administered by the Board of Directors pursuant to
Section 4.1, any reference to the Committee shall be deemed to refer to the Board of Directors.

                  (c) Common Stock. The Corporation's presently authorized common stock, par value $6.00 per share, except as this definition may be modified pursuant to the provisions of Section 3.2 hereof.

                  (d) Disability. Complete and permanent inability by reason of illness or accident to perform the duties of the occupation of the Employee or Nonemployee Director for the Corporation or a Subsidiary when such disability commenced.


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                  (e) Employee. Any salaried officer or common law employee of the Corporation or any Subsidiary, or both, including any salaried officer or employee who is a member of the Board of Directors of the Corporation.

                  (f) Employment. The rendering of services by an Employee for the Corporation, for any Subsidiary, or both. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any Option granted hereunder shall be determined in each case by the Committee in its sole discretion.

                  (g) Fair Market Value. The closing price of the Common Stock reported on the NASDAQ National Market system on the date as of which such value is being determined or, if no price is reported on such day, then on the next preceding day on which such price was reported, or, if at any time the Common Stock shall not be reported on the NASDAQ National Market system, the Committee shall determine the fair market value on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the PRC and the IRC.

                  (h) Incentive Stock Option. An option to purchase Common Stock granted by the Committee under the Plan which satisfies the requirements of
Section 422 of the IRC.

                  (i) IRC. The United States Internal Revenue Code of 1986, as amended.

                  (j) Nonemployee Director. Any director of the Corporation or a Subsidiary who is not an Employee of the Corporation or any Subsidiary.

                  (k) Nonstatutory Stock Option. An option to purchase Common Stock granted by the Committee under the Plan which does not satisfy the requirements of Section 1046 of the PRC or Section 422 of the IRC.

                  (l) Option. A Qualified Stock Option, an Incentive Stock Option or a Nonstatutory Stock Option.

                  (m) Optionee. A person to whom an Option has been granted under the Plan.

                  (n) Option Expiration Date. The date on which an Option becomes unexercisable by reason of the lapse of time or when a Nonstatutory Stock Option otherwise becomes unexercisable.


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                  (o) PRC. The Puerto Rico Internal Revenue Code of 1994, as
amended.

                  (p) Qualified Stock Option. An option to purchase Common Stock granted by the Committee under the Plan which satisfies the requirements of
Section 1046 of the PRC.

                  (q) Reload Option. An option to purchase Common Stock granted by the Committee under the Plan pursuant to Section 2.4.

                  (r) Subsidiary. Any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time an Option is granted, each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

         The use of the singular shall also include within its meaning the plural or vice versa.

SECTION 2.        STOCK OPTIONS

         2.1      GRANT AND EXERCISE OF OPTIONS.

                  (a) Grant of Options to Employees. The Board of Directors or the Committee on behalf of the Corporation may grant Options to purchase Common Stock to Employees or Nonemployee Directors selected by it in its discretion.

                  (b) Option Contracts. Options shall be evidenced by agreements ("Option Contracts") in such form as the Board of Directors or Committee shall approve (the Board of Directors in the case of Director Options) containing such terms and conditions, including the period of their exercise, whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.

                  (c) Option Price. The purchase price per share of Common Stock under each Option granted to an Employee or Nonemployee Director shall be not less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Option is granted, as determined by the Committee. The purchase price may be subject to adjustment in accordance with the provisions of Section
3.2 hereof.

                  (d) Term of Option. The term during which each Option granted to an Employee or Nonemployee Directors under the Plan may
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be exercised shall not exceed a period of ten years from the date of its grant.

                  (e) Exercise of Options. Unless an Option Contract provides otherwise or as provided in Section 3.1 below, each Option shall become exercisable, on a cumulative basis, with respect to 20% of the shares of Common Stock covered thereby on the first anniversary of the date of its grant and with respect to an additional 20% of the shares covered thereby on each subsequent anniversary. Any part of an Option that has become exercisable shall remain exercisable until it has been exercised in full or it terminates or expires pursuant to the terms of the Plan or the applicable Option Contract. Subsequent to the grant of an Option which is not immediately exercisable in full, the Board of Directors or the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.

                  (f) Options Nontransferable. Options granted under the Plan shall by their terms be nontransferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee. No transfer of an Option by an Optionee by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Board of Directors or Committee may determine necessary to establish the validity of the transfer.

                  (g) Payment of Exercise Price. Each Option shall be exercised by delivery of a written notice to the Corporation stating the number of whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No shares shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares purchased upon the exercise of an Option shall be made (i) by check payable to the Corporation, (ii) with the approval of the Board of Directors or the Committee, in Common Stock which has been held by the Optionee for at least six months valued at the then Fair Market Value thereof as determined by the Board of Directors or Committee, (iii) with the approval of the Board Directors or the Committee, by authorizing the Corporation, Popular Securities, Inc. or a brokerdealer approved by the Corporation, to sell, on behalf of Optionee, the appropriate number of shares otherwise issuable to the Optionee upon exercise of an Option, (iv) with the approval of the Board of Directors or the Committee and at the election of the Participant, by withholding from those shares that would otherwise be obtained upon exercise of the Option a number of shares having a Fair Market Value equal to the Option Price, (v) by any



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combination of (i), (ii), (iii), or (iv) above, or (vi) by other means that the
Board of Directors or the Committee deems appropriate. Neither the Corporation nor any Subsidiary may directly or indirectly lend money to any individual for the purpose of assisting such individual to acquire or to carry shares issued upon the exercise of Options granted under the Plan. No Optionee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such individual shall have become the holder of record of such share, and except as otherwise permitted by Section 3.2 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such individual shall have become the holder of record thereof.

                  (h) Investment Purpose. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary or desirable for any reason, require the holder of the Option to represent in writing to the Corporation that it is the intention of such holder to acquire the shares of Common Stock for investment only and not with a view to the distribution thereof. In such event no shares of Common Stock shall be issued to such holder unless and until the Corporation is satisfied with the correctness of such representation.

         2.2      QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS.

                  In addition to meeting the requirements of Section 2.1, each Qualified Stock Option shall be subject to the requirements of (a) and each Incentive Stock Option shall be subject to the requirements of (a), (b) and (c) of this Section 2.2.

                  (a) Annual Limitation of Options Which May Be Considered Qualified Stock Options and/or Incentive Stock Options. Anything else in the Plan notwithstanding, if and to the extent that the provisions of Section 1046 of the PRC and/or Section 422 of the IRC shall so require, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares with respect to which Qualified Stock Options and/or Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and any other plans of the Corporation and its Subsidiaries) shall not exceed $100,000.

                  (b) Incentive Stock Options Granted to Ten Percent Shareholders. Notwithstanding anything to the contrary contained in this Plan, an Incentive Stock Option may not be granted to an Optionee who owns, directly or indirectly, stock possessing more



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than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary unless, at the time such Incentive Stock Option is granted, the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant of such Incentive Stock Option.

                  (c) Notice. An Optionee shall give prompt (no more than 30 days) notice to the Corporation of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after grant or one year after the receipt of such shares by the Optionee.

         2.3      RELOAD OPTIONS.

                  At the time a Nonstatutory Stock Option (the "Original Option") is granted, the Committee may also authorize the grant of a Reload Option subject to the following terms:

                  (a) The number of shares of Common Stock subject to the Reload Option shall be the number of shares, if any, used by the Optionee to pay the purchase price upon exercise of the Original Option, plus the number of shares, if any, delivered by the Optionee to satisfy the tax withholding requirement relating to such exercise.

                  (b) The Reload Option shall be a Nonstatutory Stock Option.

                  (c) The grant of the Reload Option shall be effective upon the date of exercise of the Original Option, and the term of the Reload Option shall be the period, if any, remaining from that date to the date upon which the Original Option would have expired.

                  (d) The grant of the Reload Option shall not be effective if, on the date of exercise of the Original Option, the Optionee is not employed by the Corporation or a Subsidiary.

                  (e) The Reload Option shall have such other terms and conditions as the Committee may, in its sole discretion consistent with this Section, determine.

SECTION 3.        PROVISIONS RELATING TO PLAN PARTICIPATION



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         3.1      TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR

                  (a) Termination of Employment or Discharge. Unless earlier terminated in accordance with its terms, an Option shall terminate six months after any of the following:

                           (i) voluntary termination of Employment by the
Employee, with or without the consent of the Corporation or any Subsidiary for reasons other than Disability or retirement under a retirement plan of the Corporation or any Subsidiary, or

                           (ii) termination of Employment by the Corporation or
any Subsidiary, without cause, or

                           (iii) termination of Employment because the employing
Subsidiary ceased to be a Subsidiary of the Corporation and the Employee does not, prior thereto or contemporaneously therewith, become an Employee of the Corporation or of another Subsidiary.

                  Notwithstanding the foregoing provision, the Committee may, in its sole discretion, at the time of grant establish different terms and conditions pertaining to the effect of an Optionee's termination of employment on the exercisability of Options.

                  (b) Termination of Employment or Discharge With Cause. Unless earlier terminated in accordance with its terms, all Options, whether vested or not, awarded to an Employee who terminates Employment or is discharged due with cause by appropriate corporate action or under authority of law shall terminate immediately upon such termination of Employment or discharge.

                  (c) Termination of Employment Upon Retirement or Disability. Unless earlier expired in accordance with its terms, all Options held by an Employee shall become vested immediately upon the Employee's termination of Employment due to retirement under the terms of the retirement plan of the Corporation or the Subsidiary employing the Employee or due to the Employee's Disability. The Employee so terminating Employment due to retirement or disability shall have until the Option Expiration Date to exercise the Options awarded to him.

                  (d) Vesting and Exercise of Options After Death. If the holder of an Option shall die during the term of an Option, the Option shall become immediately vested and the holder or the legal representatives shall be entitled to exercise the Option in whole



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or in part, to the extent then unexercised, at any time within one year following the death of the Optionee, but in no event after the Option Expiration Date.

                  (e) Termination of Service as a Director. If a Nonemployee Director shall terminate his service as a director for reasons other than removal for cause by appropriate Corporate action or under authority of law, all unexpired Options held by the Nonemployee Director which have not vested shall become vested immediately. The nonemployee Director so terminating his service as a director shall have until the Option Expiration Date to exercise the Options awarded to him.

                  Unless earlier terminated in accordance with its terms, a vested Option awarded to a Nonemployee Director who terminates his service as a director due to removal for cause by appropriate corporate action or under authority of law shall terminate immediately upon such termination of service as a director.

         3.2 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE OF CONTROL; DISSOLUTION.

                  (a) Subject to any required action by the shareholders of the Corporation, each of (i) the number of shares of Common Stock covered by each outstanding Option, (ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (iii) the price per share of Common Stock covered by each such outstanding Option, and (iv) the maximum number of shares with respect to which Options may be granted to any Optionee, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option or Qualified Stock Option shall comply with the rules of Section 424(a) of the IRC (or any successor provision) and an applicable provision of the PRC, respectively, and (b) in no event shall any adjustment be made which would render any Qualified Stock Option granted hereunder other than a "qualified option" under Section 1046 of the PRC or any Incentive Stock Options granted hereunder other than an "incentive stock option" as defined in Section 422 of the IRC; and provided further, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee,



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whose determination in that respect shall be final, binding and conclusive.
Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  (b) If: (1) any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Corporation and any of its whollyowned subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of the Corporation approve (A) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a whollyowned subsidiary of the Corporation, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each Option shall, immediately prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of shares subject to such Option and may be exercisable for all or any portion of such shares. Upon the consummation of any of such transactions, all outstanding Options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding.

                  (c) In the event of the proposed dissolution or liquidation of the Corporation, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

SECTION 4.        ADMINISTRATION

         4.1      BOARD OF DIRECTORS TO ADMINISTER THE PLAN.

                  (a) Unless the Board of Directors appoints a Committee pursuant to Section 4.2, the Board of Directors shall have, subject to the express provisions of the Plan, general authority to administer the Plan to Grant Options thereunder and to make determinations under, interpretations of, and to take such other



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steps in connection with the Plan and the Options granted thereunder as it may deem necessary or advisable.

         4.2      INDEPENDENT COMMITTEE TO ADMINISTER THE PLAN.

                  (a) Composition and Functions of the Committee. A Committee consisting of at least two directors (who shall be Nonemployee Directors as defined in Rule 16b3 of the Securities and Exchange Commission) may be appointed by the Board of Directors and will have, subject to the express provisions of the Plan, general authority to administer the Plan, to grant Options thereunder, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors, and to perform such other functions as may be assigned to it by the Board of Directors in connection with the Plan, including, among other things, determining the form of Option Contracts to be issued under the Plan and the terms and conditions to be included in such Option Contracts and adopting from time to time such rules and regulations as it may deem appropriate for the proper administration of the Plan. The Committee may also make such determinations under, and such interpretations of, and take such steps in connection with, the Plan, the rules and regulations or Options granted thereunder as it may deem necessary or advisable. The Committee may, in its discretion or in accordance with a direction from the Board of Directors, waive any provisions of any Option Contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

                  (b) Authorization of Actions Taken by the Committee and Board of Directors. Vacancies in the Committee shall be filled by the Board of Directors. The Committee may act by a majority of its members either at a meeting or in writing without a meeting. All questions arising under the Plan or under any rules and regulations adopted by the Board of Directors or the Committee or under the Option Contracts, whether such questions involve interpretation thereof or otherwise, shall be determined by the Committee and its determination, unless disapproved by the Board of Directors, shall be conclusive and binding in all cases. To the extent that any such action would not adversely affect the status of Qualified Stock Options and Incentive Stock Options under the PRC and IRC, respectively, all matters provided in the Plan, in the Option Contracts, or in such rules and regulations to be determined or performed by the Committee may be determined or performed by the entire Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action taken or any determination made in good faith with respect to the Plan or any Option Contract.



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                  (c) Findings of the Board of Directors and Committee Are
Conclusive. Each determination, interpretation, or other action made or taken pursuant to the provisions of this Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, without limitation thereto, the Corporation, the shareholders, the Committee and each of the members thereof, and all Optionees, and their respective successors in interest.

         4.3      AMENDMENT AND DISCONTINUANCE OF THE PLAN.

                  The Board of Directors may at any time amend, modify, suspend or terminate the Plan, without shareholder approval, except to the extent required by the PRC or the IRC to permit the granting of Qualified Stock Options or Incentive Stock Options, or by the rules of any securities exchange or automated quotation system on which the shares of Common Stock of the Corporation trade at such time, provided, that no change shall be made which will have a material adverse effect upon any Option previously granted unless the consent of the affected Optionee is obtained.

         4.4      COMPLIANCE WITH LAW AND OTHER CONDITIONS.

                  (a) Options. Any exercise by an Optionee of an Option shall be made only in compliance with any applicable rule or regulation of the Securities and Exchange Commission exempting such exercise from the operation of Section 16(b) of the Securities Exchange Act of 1934 and any other applicable law, rule, regulation or other provision that may hereafter relate to the exercise and cash settlement rights of Options under the Federal securities laws.

                  (b) Generally. No shares of Common Stock shall be issued pursuant to the exercise of any Option granted under the Plan prior to the compliance by the Corporation, to the satisfaction of its counsel, with any applicable laws and with any applicable regulations of any securities exchange on which such shares are listed.

         4.5      WITHHOLDING TAXES.

                  Whenever shares of Common Stock are to be issued pursuant to the Plan, the Corporation shall have the right to require that there be remitted to the Corporation an amount sufficient to satisfy all applicable federal, state, commonwealth and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Corporation reserves the right to satisfy the applicable federal, state,



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commonwealth and local withholding tax requirements through the retention of shares of Common Stock otherwise transferable upon exercise of an Option. Such withheld amounts shall meet the Federal securities laws requirements set forth in Section 4.3(a), hereof. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

         4.6      TAX OFFSET PAYMENTS.

                  The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist Optionees in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Board of Directors or the Committee shall determine) of the taxable income recognized by an Optionee upon (i) the exercise of a Nonstatutory Stock Option, or (ii) the disposition of shares received upon exercise of a Qualified Stock Option or Incentive Stock Option. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist Optionees in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options set forth in Section 2.1(f).

         4.7      USE OF PROCEEDS AND FUNDING.

                  (a) Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation and may be used for its corporate purposes as the Corporation may determine.

                  (b) Funding. No provision of the Plan shall require or permit the Corporation, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Employees shall have no rights under the Plan other than as unsecured general creditors of the Corporation, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This Subsection shall not prevent the Corporation



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from purchasing its Common Stock for the purpose of meeting its requirements to issue Common Stock pursuant to the Plan.

         4.8      OTHER.

                  To the extent applicable, this Plan is intended to permit the issuance of Qualified Stock Options in accordance with the provisions of Section 1046 of the PRC and Incentive Stock Options in accordance with Section 422 of the IRC. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Qualified Stock Options or Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Qualified Stock Options or Incentive Stock Options granted hereunder to qualify under said provisions of the PRC and the IRC.


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